SOMERTONS, PLLC
ATTORNEYS AT LAW

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www.somertons.com

December 18, 2024

The Board of Directors
The Marygold Companies, Inc.
120 Calle Iglesias
Unit B
San Clemente, California 92672

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special securities counsel to The Marygold Companies, Inc., a Nevada corporation *("Company")*, in connection with the preparation and filing with the Securities and Exchange Commission *("SEC")*, on or about December 18, 2024, by the Company of a registration statement on Form S-3 *("Registration Statement")* under the Securities Act of 1933, as amended *("Securities Act")*. The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein *("Base Prospectus")*, and one or more supplements to the Base Prospectus (each a *"Prospectus Supplement"*) and any free writing prospectus, of up to $100,000,000 in aggregate initial offering price, of the following securities of the Company (collectively, *"Securities"*):

- shares of common stock, $0.001 par value per share, of the Company *("Common Stock"*);
- shares of preferred stock, $0.001 par value per share, of the Company, in one or more series or classes *("Preferred Stock");*
- warrants to purchase shares of Preferred Stock or Common Stock *("Warrants")*; and
- units consisting of Common Stock, Preferred Stock or Warrants *("Units")*.

The Warrants, if any, may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, to be entered into by and between the Company and a bank or trust company as warrants agent *("Warrant Agent")* or pursuant to warrant agreements with the purchasers of the Warrants (each warrant agreement, a *"Warrant Agreement"*). The Units, if any, may be issued under one or more unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, to be entered into between the Company and the other parties thereto (*"Unit Parties"*).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Company's Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, minutes of various meetings and consents of the Board of Directors of the Company, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinions expressed herein. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

In such examination, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as

copies or specimens; the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens; the conformity of the text of each documents filed with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable law and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company's then operative charter and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets; a Prospectus Supplement containing all information and disclosures required by applicable SEC rules and forms *("Prospectus Supplement")*, will have been prepared and filed with the SEC describing the Securities offered thereby; and a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable.

With respect to our opinion as to the Common Stock or other Securities convertible into, or exercisable for, or including Common Stock, we have been advised by the Company and for purposes of this opinion we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock convertible into Common Stock, or for Warrants exercisable for Common Stock, or Units consisting of or including Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock or other Securities convertible into or including Preferred Stock, we have assumed that: (a) at the time of the issuance and sale, a sufficient number of shares of Preferred Stock are authorized , designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Warrants exercisable for Preferred Stock or for Units consisting of or including Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock, and (b) rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designations or an amendment to the Company's Amended and Restated Articles of Incorporation previously approved or to be approved by the Company's Board of Directors, or in an amendment to the Company's then operative amended and restated articles of incorporation *("Articles of Incorporation")* to be approved by the Company's Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or is an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, or as otherwise permitted under SEC rules. We have also assumed that with respect to any Securities being issued upon exercise of any Warrants or included in Units, the Warrants or Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. We have also assumed with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the Registration Statement has become effective, or as otherwise permitted under SEC rules, and (c) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We have also assumed with respect to the Units offered under the Registration Statement that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed with the SEC after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, or as otherwise permitted under SEC rule, and (c) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the laws of the District of Columbia, the general laws of the United States of America, federal securities laws and the Nevada corporations law, all

as in effect on the date of this opinion. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, including but not limited to, state "blue sky" laws, or to the sale or issuance thereof. We express no opinion concerning the validity or enforceability of any provisions contained in any Warrant Agreement or Unit Agreement that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

(i) With respect to the Common Stock offered under the Registration Statement, provided that (a) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; and (b) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

(ii) With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (ii) appropriate certificates of amendment to the then operative Articles of Incorporation relating to the terms and issuance of Preferred Stock have been duly approved by the Company's Board of Directors and been filed with and accepted by the State of Nevada; and (iii) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

(iii) With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(iv) With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Parties by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in

accordance with their terms.

The opinions above with respect to the Preferred Stock, Warrants, the Warrant Agreement, the Units and the Unit Agreement are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (a) you will advise us in writing of the terms thereof, and (b) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to be named in the Registration Statement and the prospectus contained therein as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Somertons, PLLC
SOMERTONS, PLLC